EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-262414, 333-255940, 333-252801) and Form S-8 (File No. 333-262225) of AgEagle Aerial Systems Inc., of our report dated April 4, 2023, relating to the consolidated financial statements of the Company as of and for years ended December 31, 2022 and 2021, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

Orlando, Florida

April 4, 2023